UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A

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FTD Companies, Inc.
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Subject Company: FTD Companies, Inc.

Commission File No.: 001-35901

Transcript of the FTD Companies, Inc. Portion of the November 19, 2014 Liberty Interactive Corporation Investor Meeting:

Robert S. Apatoff

Thanks, Chris. We have quite — spent quite a bit of time together hadn’t we. But it’s for a good cause. Okay. I appreciate the opportunity to — and thank Liberty for inviting us to present you today, and talk a little about FTD and obviously the acquisition Provide Commerce.

We’ll skip through this. I’m sure many in the room are familiar on some level with FTD. As a leading floral and gifting company. We are honored to be a part of some of the most important occasions in our customers lives and it’s a trust, we do not take lightly. Before, I get too far into our business discussion, I would like to begin with a brief overview of the floral industry.

The industry is a $28 billion market in the U.S. and the total U.S. online floral market is about $4 billion of that $28 million. And we believe there’s clearly room to grow and what was a very fragmented floral market. In the UK, the floral industry is about $3.5 billion. Similarities in our U.S. and UK business model, allow us to test and share ideas, technology, products and services which have served us very well over the past five years. The map to the lower left illustrates the major areas of floral production where we source flowers.

Now some investment highlights. First of all at FTD, it always starts with our premier brands. In the U.S., FTD has a storied 104 year old brand. Interflora in UK is an equally storied 90 year old brand. Both share the iconic Mercury Man’s symbol, which is one of the most recognized brand symbols worldwide. It’s displayed nearly 40,000 doors and approximately 150 countries.

Second, strong cash flows, a key benefit of our business model is strong and consistent cash flows.

Third, innovative and differentiated products. One of the keys to our current and more importantly to our future success is our continued innovation and differentiation of our products and services.

Fourth, differentiation to our best-in-class partner brands. We have exclusive partnerships with premier leading brands such as Vera Wang and Better Homes and Gardens. Also, as I like to say, we like to fish where the fish are. We partner with companies that have large customer files that we can tap into and we’ve proven this with our sympathy partners, military partners as well as airlines, hotels and many others.

Fifth, growth opportunities. We believed we continue to have growth opportunities both organic and inorganic in the U.S and abroad. Our Provide Commerce transactions are great example of this, which I will expand on shortly. And sixth, our management team. We have a strong and experienced management team, who are disciplined operators and know how to execute.

At FTD, we have diversification of our revenue streams in two important ways; with revenues from both products and services and revenues in the U.S. market and from our international subsidiary Interflora in the UK. Our consumer business ftd.com is a direct market of floral and gifting products in North America. As a direct marketer ftd.com captures significant consumer demand and the majority of the orders that we take are sent to our member florists for fulfillment. Our florist business is our B2B business, whereby we provide products and services to traditional retail florists and other companies in need of floral and gifting solutions. Our international business has the same type of direct-to-consumer businesses and florist B2B footprint.

Okay. Throughout its history FTD has prided itself in driving innovation in the floral industry. Over the past few years and today, we continue to offer real differentiation to our customers. We believe our innovation attracts these customers to the floral market and specifically to our FTD and Interflora brands. We have launched multiple exciting initiatives, many as premium pricing and exclusive to FTD. Let’s take a look at a few.

Our exclusive FTD College Rose Collection mixes beauty technology and the passion of college sports. We have found a way to bicolor our roses to match the exact colors of the country’s most popular collage teams. You didn’t even know you needed this did you? We also recently entered the pro ranks, when the Green Bay Packer saw this and asked for Green Bay Packer roses. Exclusive partnerships span both FTD and Interflora. Our best-in-class partner brands like Vera Wang and Better Homes and Gardens have their premier consumer positions in major floral and gifting markets like wedding and home and garden. Please keep in mind that these are only a few examples of types innovations we brought to the market over the past five years.

In the past three years, FTD has achieved revenue growth across each of our three segments. During that same period, adjusted EBITDA margins have consistently been between 13% and 14%. Each of our three business segments contributes to our consistent cash flow generation.

Now I want to spend a moment discussing our exciting and highly complementary acquisition of Provide Commerce. We believe this transaction with Liberty will enhance our position as a leading and most trusted floral and gifting company in the world. Together, we’ll generate $1.2 billion in annual revenue. And importantly, we are very pleased that Liberty will become a significant stockholder in the combined company, demonstrating its commitment to and belief in the future success of the combined business.

At closing Liberty as Greg said, will be a 35% stockholder of the shares outstanding. This transaction provides the opportunity to create significant value for our stockholders and it will offer immediate benefits for consumers and their premier network of member florists, which is very important to them.

As many of you know, Provide Commerce operates a collection of established and highly recognizable consumer and floral gifting and e-commerce brands, which include ProFlowers, Shari’s Berries and Personal Creations. We believe this transaction will first advance FTDs business strategy; second, generate material cost synergies; and third, create a team with best-in-class operating strategies. Together FTD and Provide Commerce will offer consumers an enhanced shopping experience through an expanded selection of floral and gift products, providing consumers with greater choice and greater convenience.

We expect the addition of Provide Commerce and their successful portfolio of brands to our iconic premier brands FTD and Interflora will create one of the most diversified and trusted floral and gifting companies in the world. We appreciate your time today. And hope you continue to follow us in the future, as we believe the future for FTD will be very compelling as we have planted seeds for continued growth of the company.

Now, one of these ways we are planting those seeds is tacking our iconic Mercury Man and making him come to life to drive awareness of FTD, to existing customers and to a new younger generation of potential customers. The following video is a video we created placing our winged Mercury Man in key cities across the U.S., this one Chicago, and having him do what he does best, spreading flowers and spreading love to all. Thanks for your time and have fun with the video.

[Video Presentation]

This transcript is provided by a third-party transcription service and may not be 100 percent accurate and may contain misspellings and other inaccuracies.

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Cautionary Information Regarding Forward-Looking Statements

This communication contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on our current expectations, estimates and projections about our operations, industry, financial condition, performance, results of operations, and liquidity. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” “estimate,” or similar expressions constitute forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the planned acquisition of Provide Commerce; and statements regarding the expected timing of the completion of the planned acquisition of Provide Commerce. Potential factors that could affect these forward-looking statements include, among others, the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreements; the risk that the necessary stockholder approval may not be obtained; the risk that the proposed transaction will not be consummated in a timely manner; risks that any of the remaining closing conditions to the proposed transaction may not be satisfied or may not be satisfied in a timely manner; risks related to disruption of management time from ongoing business operations due to the proposed transaction; failure to realize the benefits expected from the proposed transaction; failure to promptly and effectively integrate the acquisition; and the effect of the announcement of the proposed transaction on the ability of FTD and Provide Commerce to retain customers and retain and hire key personnel, maintain relationships with suppliers, and on their operating results and businesses generally, as well as the factors disclosed in the Company’s filings with the Securities and Exchange Commission, including without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.” Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. Any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that may cause actual performance and results to differ materially from those predicted. Except as required by law, FTD undertakes no obligation to publicly release the results of any revision or update to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Additional Information

In connection with the planned acquisition of Provide Commerce, FTD filed a definitive proxy statement with the Securities and Exchange Commission (SEC) on November 3, 2014. The proxy statement has been mailed to FTD stockholders to solicit the required approval of FTD stockholders in connection with the transaction. FTD stockholders are urged to read the proxy statement carefully, as it contains important information that stockholders should consider before making a decision about the transaction, including information about FTD, Provide Commerce, the proposed transaction and related matters. In addition to receiving the proxy statement from FTD in the mail, stockholders are able to obtain the proxy statement, as well as other filings containing information about FTD, without charge, at the SEC’s web site, www.sec.gov, or from FTD at its website, www.ftdcompanies.com, or FTD Companies, Inc., 3113 Woodcreek Drive, Downers Grove, IL 60515, Attention: Corporate Secretary.

Participants in Solicitation

FTD and its executive officers and directors may be deemed to be participants in the solicitation of proxies from FTD’s stockholders with respect to the proposed transaction. Information regarding any interests that FTD’s executive officers and directors may have in the transaction is set forth in the proxy statement.